                                                                    EXHIBIT 99.1



                                    CONSENT


        I, John C. Hugon, hereby consent to being named in the Proxy Statement/Prospectus included in the Registration Statement on Form S-4 filed by BancFirst ("BancFirst") in connection with the Merger Agreement, dated as of May 6, 1998, between BancFirst and AmQuest Financial Corp. ("AmQuest") as a person who will become a director of the surviving corporation of the merger of AmQuest with and into BancFirst.



Dated: July 28, 1998



                                       /s/ JOHN C. HUGON
                                       -----------------------------------------
                                       John C. Hugon



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                                    CONSENT

        I, T. H. McCasland, Jr., hereby consent to being named in the Proxy Statement/Prospectus included in the Registration Statement on Form S-4 filed by BancFirst ("BancFirst") in connection with the Merger Agreement, dated as of May 6, 1998, between BancFirst and AmQuest Financial Corp. ("AmQuest") as a person who will become a director of the surviving corporation of the merger of AmQuest with and into BancFirst.

Dated:  July 29, 1998


                                       /s/ T. H. MCCASLAND, JR.
                                       ---------------------------------------
                                       T. H. McCasland, Jr.